As filed with the Securities and Exchange Commission on March 23, 2000

                                               Registration No. 333-____________

--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)


                   Delaware                             73-1356520
      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)               Identification No.)


                  5330 East 31st Street, Tulsa, Oklahoma 74135
              (Address of principal executive offices and zip code)


        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                              --------------------

                                   Copies to:


            Steven B. Hildebrand                         Stephen W. Ray, Esq.
Vice President and Chief Financial Officer        Hall, Estill, Hardwick, Gable,
           5330 East 31st Street                        Golden & Nelson, P.C.
           Tulsa, Oklahoma 74135                     320 South Boston, Suite 400
             (918) 669-2288                             Tulsa, Oklahoma 74103
      (Name, address and telephone                          (918) 594-0415
     number of agent for service)



AN INDETERMINATE AMOUNT OF PLAN INTERESTS ARE BEING REGISTERED PURSUANT TO RULE 416(C) AND THERE IS NO REGISTRATION OR FILING FEE.

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


                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.     PLAN INFORMATION

     The documents containing the information required by this item will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to participants of the Dollar Thrifty Automotive Group, Inc. Deferred Compensation Plan, as amended (the "Plan"), pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

              Brian K. Franklin, Director of Executive Compensation
                      Dollar Thrifty Automotive Group, Inc.
                              5330 East 31st Street
                              Tulsa, Oklahoma 74135
                                 (918) 669-3916


                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

     The  following  document  previously  filed with the SEC by Dollar  Thrifty
Automotive Group, Inc. (the "Company") (Commission File Number 1-13647) for purposes of the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and Section 15(d) of the Exchange Act subsequent to the date of this
Registration Statement (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.     DESCRIPTION OF SECURITIES

     The Plan interests being registered need not be described pursuant to this item.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify officers, directors, employees and agents against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     The   Certificate   of   Incorporation   of  the   Company   provides   for
indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

     In accordance with Delaware Law, the Certificate of Incorporation of the Company provides that no directors shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of fiduciary duty as a director including any such breaches resulting from gross negligence.

     Pursuant to the underwriting agreements filed as exhibits to the Company's registration statement relating to underwritten offerings of securities, the underwriters parties thereto have agreed to indemnify each officer and director of the Company and each person, if any, who controls the Company within the meaning of the Securities Act, against certain liabilities, including liabilities under the Securities Act.

     The directors and officers of the Company are covered by directors' and officers' insurance policies.

ITEM 7.     EXEMPTION FROM REGISTRATION  CLAIMED

     Not applicable.


ITEM 8.     EXHIBITS


      Exhibit No.                        Description
      ----------                        -------------

         3.1 Certificate of Incorporation of the Company, filed as the same numbered exhibit with the Company's Registration Statement on Form S-1, as amended, Registration No. 333-39661, which became effective December 16, 1997*

        10.8 Pentastar Transportation Group, Inc. Deferred Compensation Plan, filed as the same numbered exhibit with the Company's Registration Statement on Form S-1, as amended, Registration No. 333-39661, which became effective December 16, 1997*

        10.14 Amendment to Deferred Compensation Plan dated as of September 29, 1998**

        10.15 Second Amendment to Deferred Compensation Plan dated as of September 23, 1999**

        10.16 Third Amendment to Deferred Compensation Plan dated as of January 14, 2000**

        23.8      Consent of Deloitte & Touche LLP**



*      Incorporated by reference
**     Filed herewith

The use of original issuance securities is not contemplated. If original issuance securities are hereafter offered and sold, an opinion of counsel will be filed by amendment.


ITEM 9.     UNDERTAKINGS

Rule 415 Offerings

     The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That,for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

DOCUMENTS INCORPORATED BY REFERENCE

     The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 23, 2000.

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

                                        By:  /s/ JOSEPH E. CAPPY
                                           ----------------------------------
                                        Name:  Joseph E. Cappy
                                        Title: President and Principal Executive
                                               Officer


     Pursuant to the requirements of the Securities Act of 1933, Dollar Thrifty Automotive Group, Inc., as Plan Administrator of the Dollar Thrifty Automotive Group, Inc. Deferred Compensation Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 23, 2000.

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                                        DEFERRED COMPENSATION PLAN

                                        By: Dollar Thrifty Automotive Group,Inc.

                                            By:    /s/ STEVEN B. HILDEBRAND
                                               ---------------------------------
                                            Name:  Steven B. Hildebrand
                                            Title: Vice   President   and  Chief
                                                   Financial Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                             Title                                          Date
----                             -----                                          ----
/s/ JOSEPH E. CAPPY              Chairman of the Board                          March 23, 2000
------------------------         Chief Executive Officer
Joseph E. Cappy                  President and Director


/s/ STEVEN B. HILDEBRAND         Vice President                                 March 23, 2000
------------------------         Principal Financial Officer
Steven B. Hildebrand             Principal Accounting Officer


/s/ DONALD M. HIMELFARB          Executive Vice President and Director          March 23, 2000
------------------------         President of Thrifty, Inc.
Donald M. Himelfarb

/s/ GARY L. PAXTON               Executive Vice President and Director          March 23, 2000
------------------------         President of Dollar Rent A Car Systems, Inc.
Gary L. Paxton




Name                             Title                                          Date
----                             -----                                          ----
/s/ THOMAS P. CAPO               Director                                       March 23, 2000
------------------------
Thomas P. Capo

/s/ EDWARD J. HOGAN              Director                                       March 23, 2000
------------------------
Edward J. Hogan

/s/ EDWARD C. LUMLEY             Director                                       March 23, 2000
------------------------
Edward C. Lumley

/s/ JOHN C. POPE                 Director                                       March 23, 2000
-------------------------
John C. Pope

/s/ JOHN P. TIERNEY              Director                                       March 23, 2000
------------------------
John P. Tierney

/s/ EDWARD L. WAX                Director                                       March 23, 2000
------------------------
Edward L. Wax


                                INDEX TO EXHIBITS
                                -----------------



  Exhibit No.                           Description
  -----------                           -----------

    10.14          Amendment to Deferred Compensation Plan dated as of September
                   29, 1998

    10.15 Second Amendment to Deferred Compensation Plan dated as of September 23, 1999

    10.16 Third Amendment to Deferred Compensation Plan dated as of January 14, 2000

    23.8           Consent of Deloitte & Touche LLP